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Exhibit 10.16

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

        THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), is made as of January 9th, 2003, by and among BIG CITY RADIO, INC., a Delaware corporation ("BCR"), BIG CITY RADIO-CHI, L.L.C., a Delaware limited liability company ("BCR License Sub"; BCR, together with BCR License Sub, "Seller"), and HBC ILLINOIS, INC., a Delaware corporation ("Purchaser").

        WHEREAS, Seller and Purchaser are parties to that certain Asset Purchase Agreement dated as of January 2, 2003 (the "Purchase Agreement"), pursuant to which Purchaser will acquire from Seller the Purchased Assets and Purchaser will assume the obligations of Seller under the Assumed Contract, all subject to the terms and conditions set forth in the Purchase Agreement;

        WHEREAS, simultaneously with the execution and delivery of this Amendment, BCR License Sub and Purchaser are entering into a Time Brokerage Agreement pursuant to which BCR License Sub will retain Purchaser to provide programming and related services for the Station;

        WHEREAS, in connection with the execution and delivery of the Time Brokerage Agreement, Purchaser and Seller desire to make certain modifications to the Purchase Agreement; and

        WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

        1.    Section 3.5.1, Section 3.5.2 and Section 3.5.3 of the Purchase Agreement are hereby amended by adding the phrase "Subject to the terms and conditions of the Time Brokerage Agreement" at the beginning of the first sentence of each such Section.

        2.    Section 6.6 of the Purchase Agreement is hereby amended by adding the phrase "Subject to the terms and conditions of the Time Brokerage Agreement and the obligations of the parties thereunder" at the beginning of the first sentence of such Section.

        3.    Section 6.7 of the Purchase Agreement is hereby amended by adding the phrase ", except as contemplated by the Time Brokerage Agreement" at the end of such Section.

        4.    Article 6 of the Purchase Agreement is hereby amended by adding Section 6.10, the text of which reads as follows:

        "6.10. Time Brokerage Agreement.

          Notwithstanding anything to the contrary contained in this Agreement or otherwise, Seller shall not be deemed to have breached or failed to comply with any representations, warranties, covenants, or agreements with respect to the Station or the Purchased Assets if such breach or failure is due or caused directly by any act, omission or instruction of Purchaser under or in connection with the Time Brokerage Agreement or any activities or transactions by Purchaser in furtherance thereof or in connection therewith or any actions of Seller in accordance with the terms of the Time Brokerage Agreement (except for such actions of Seller that constitute gross negligence or willful misconduct)."

        5.    Section 10.1 of the Purchase Agreement is hereby amended by adding Section 10.1.5 and Section 10.1.6, the text of which read as follows:

          "10.1.5. by Seller if Purchaser is in breach of its obligations under the Time Brokerage Agreement, and (a) in the case of a breach by Purchaser thereunder to pay money to Seller, such breach has not been cured by Purchaser within five (5) days of written notice of such breach; and (b) in the case of any other breach by Purchaser thereunder, such breach has not been cured by Purchaser within thirty (30) days of written notice of such breach (or such longer period of time if the breach cannot be reasonably cured within thirty (30) days and Purchaser is diligently attempting to cure such breach); or

          10.1.6. by Purchaser if Seller is in material breach of its obligations under the Time Brokerage Agreement, and such breach has not been cured by Seller within thirty (30) days of written notice of such breach (or such longer period of time if the breach cannot be reasonably cured within thirty (30) days and Seller is diligently attempting to cure such breach)."

        6.    Annex I of the Purchase Agreement is hereby amended by adding the definition for "Time Brokerage Agreement", the text of which reads as follows:

        "Time Brokerage Agreement" shall mean the Time Brokerage Agreement between BCR License Sub and Purchaser dated as of January 10, 2003."

        7.    Except as expressly modified hereby, all other terms and conditions of the Purchase Agreement shall remain in full force and effect in accordance with their terms.

        8.    This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

        [The remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Asset Purchase Agreement to be executed as of the date first written above.

BIG CITY RADIO, INC.
By:	/s/ THOMAS E. REPKE
Name:	Thomas E. Repke
Title:	Executive Vice President, General Counsel and Secretary
BIG CITY RADIO-CHI, L.L.C.
By:	BIG CITY RADIO, INC., Its Managing Member
By:	/s/ THOMAS E. REPKE
Name:	Thomas E. Repke
Title:	Executive Vice President, General Counsel and Secretary
HBC ILLINOIS, INC.
By:

Name:

Title:

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  Exhibit 10.16
FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT